Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333‑225579) on Form S-8 of our report dated June 29, 2022, with respect to the financial statements and the supplemental schedules of W. R. Berkley Corporation Profit Sharing Plan.

/s/ KPMG LLP
Stamford, Connecticut
June 29, 2022